                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                   FORM 8-K/A



                               FIRST AMENDMENT TO
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):        December 31, 1995



                           CITY NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)



Delaware                                       1-10521          95-2568550
(State or other jurisdiction of    (Commission File Number)  (I.R.S. Employer
incorporation or organization)                               Identification No.)



400 North Roxbury Drive
Beverly Hills, California                                          90210
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:         (310) 888-6000

Item 7.  Financial Statements and Exhibits.

           On January 12, 1996, the registrant filed a Current Report on
Form 8-K to report the acquisition of First Los Angeles Bank ("First LA") on December 31, 1995. Pursuant to Item 7(a)(4)(iv) of Form 8-K, financial statements of First LA and pro forma combined financial statements of the registrant and First LA required by Item 7(a) and (b) are being filed with this First Amendment.

           (a) Financial statements of businesses acquired.

           Audited consolidated financial statements of First LA, including consolidated balance sheets as of December 31, 1993 and 1994, and consolidated statements of operations, changes in stockholder's equity and cash flows for the twelve months ended December 31, 1993 and 1994, respectively, appear on pages A-1 through A-25 of this First Amendment. In addition, unaudited consolidated balance sheets of First LA as of October 31, 1994 and 1995, and consolidated statements of operations and cash flows for the ten months ended October 31, 1994 and 1995, respectively, appear on pages A-26 through A-29 of this First Amendment.

           (b) Pro forma financial information.

           An unaudited pro forma combined statement of operations of the registrant and First LA for the year ended December 31, 1995, appears on pages A-30 through A-32 of this First Amendment. Because the acquisition was accounted for as a purchase, the December 31, 1995 Consolidated Balance Sheet of the registrant reflects the assets and liabilities of First LA, and no pro forma balance sheet is included.

           (c) Exhibits

           Exhibit No.    Exhibit
           -----------    -------

               27.        Financial Data Schedules (EDGAR only)



                                      City National Corporation,
                                      a Delaware corporation


Dated:  March 15, 1996                /s/ Frank P. Pekny
                                      ------------------
                                      Frank P. Pekny, Executive Vice President,
                                      Chief Financial Officer and Treasurer

                            INDEX TO FINANCIAL DATA


                                                                 Page
                                                                 ----

1994 AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF FIRST LOS
     ANGELES BANK
     Consolidated Balance Sheet..................................  A-1
     Consolidated Statement of Operations........................  A-2
     Consolidated Statement of Changes in Stockholder's Equity...  A-3
     Consolidated Statement of Cash Flows........................  A-4
     Notes to Consolidated Financial Statements..................  A-5
     Report of Independent Public Accountants....................  A-14

1993 AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF FIRST LOS
     ANGELES BANK
     Independent Auditors' Report................................  A-15
     Consolidated Statement of Financial Condition...............  A-16
     Consolidated Statement of Changes in Stockholder's
          Equity.................................................  A-16
     Consolidated Statement of Operations........................  A-17
     Consolidated Statement of Cash Flows........................  A-18
     Notes to Consolidated Financial Statements..................  A-19

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS OF
     FIRST LOS ANGELES BANK
     Consolidated Balance Sheets.................................  A-26
     Consolidated Statements of Operations.......................  A-27
     Consolidated Statements of Cash Flows.......................  A-28
     Notes to Unaudited Consolidated Financial Statements........  A-29

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENT OF
     CITY NATIONAL CORPORATION AND FIRST LOS ANGELES
     BANK
     Combined Statement of Operations............................  A-30
     Notes to Unaudited Pro Forma Financial Statements...........  A-31

                          CONSOLIDATED BALANCE SHEET
----------------------------------------------------------------------
                            FIRST LOS ANGELES BANK




                                                     December 31, 1994
----------------------------------------------------------------------
ASSETS
Cash and due from banks                                  $  76,160,000
Federal funds sold                                              --
                                                         -------------
          Total cash and cash equivalents                   76,160,000

Trading account securities                                      --
Securities available for sale, at market value              56,632,000
Investment securities at amortized cost
  (market value of $189,191,000)                           197,710,000
Loans (net of allowance for loan losses of
  $27,591,000)                                             594,857,000
Other real estate owned, net                                 2,043,000
Bank premises and equipment, net                             6,139,000
Accrued interest receivable and other assets                13,630,000
                                                         -------------
          Total assets                                   $ 947,171,000
                                                         =============
LIABILITIES AND STOCKHOLDER'S EQUITY
Deposits:
   Demand                                               $  319,173,000
   Savings                                                 341,232,000
   Time                                                    152,677,000
                                                        --------------
          Total deposits                                   813,082,000

Term federal funds purchased from a related party           50,000,000
Securities sold under agreement to repurchase                3,385,000
Other liabilites                                             8,217,000
                                                        --------------
          Total liabilities                                874,684,000
                                                        --------------
Commitments and contingencies
Stockholder's equity:
   Common stock, no par value,
     Authorized--2,000,000 shares
     Outstanding--1,667,488 shares                          99,875,000
   Retained earnings (deficit)                             (22,934,000)
   Unrealized loss on securities available for sale         (4,454,000)
                                                        --------------
          Total stockholder's equity                        72,487,000
                                                        --------------
          Total liabilities and stockholder's equity    $  947,171,000
                                                        ==============


The accompanying notes are an integral part of these consolidated financial statements.

                     CONSOLIDATED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------
                            FIRST LOS ANGELES BANK


                                                For the Year Ended December 31, 1994
------------------------------------------------------------------------------------
Interest income:
 Loans, including fees                                                   $ 51,295,000
 Securities:
   U.S. treasury securities                                                 4,577,000
   U.S. government agency securities                                        8,186,000
   Obligations of states and political subdivisions                           238,000
   Other securities                                                             3,000
   Federal funds sold                                                         285,000
                                                                         ------------
     Total interest income                                                 64,584,000
                                                                         ------------
Interest expense:
 Deposits                                                                  17,449,000
 Interest on federal funds purchased and
   securities sold under agreements to repurchase                           1,660,000
                                                                         ------------
     Total interest expense                                                19,109,000
                                                                         ------------
Net interest income                                                        45,475,000
 Provision for loan losses                                                 21,200,000
                                                                         ------------
Net interest income after provision for loan losses                        24,275,000
                                                                         ------------
Noninterest income:
 Service charges and other charges and fees                                 5,216,000
 Trading account (losses) gains                                              (256,000)
 Investment securities gains                                                   35,000
                                                                         ------------
     Total noninterest income                                               4,995,000
                                                                         ------------
Noninterest expense:
 Salaries and employee benefits                                            15,070,000
 Occupancy                                                                  5,379,000
 Furniture and equipment                                                    1,462,000
 Other real estate owned expense                                            4,470,000
 Other operating expense                                                   22,263,000
                                                                         ------------
     Total noninterest expense                                             48,644,000
                                                                         ------------
Loss before benefit (provision) for income taxes
 and cumulative effect of a change in
 accounting principle                                                     (19,374,000)
Benefit (provision) for income taxes                                      (15,361,000)
                                                                         ------------
Loss before cumulative effect of a change in
 accounting principle                                                     (34,735,000)
Cumulative effect of a change in accounting for
 income taxes                                                                  --
                                                                         ------------
Net loss                                                                 $(34,735,000)
                                                                         ============

The accompanying notes are an integral part of these consolidated financial statements.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
--------------------------------------------------------------------------------
                            FIRST LOS ANGELES BANK


                                                                                                    Unrealized
                                                                                                     Loss on
                                                                                    Retained        Securities
                                                                       Common       Earnings        Available
For the Year Ended December 31, 1994                                   Stock        (Deficit)        for Sale        Total
-----------------------------------------------------------------------------------------------------------------------------
BALANCE,
 December 31, 1993                                                  $84,875,000     $ 11,801,000   $      --     $96,676,000
   Capital contribution                                              15,000,000           --              --      15,000,000
   Unrealized loss on securities available for
    sale at January 1, 1994                                               --              --          (334,000)     (334,000)
   Change in unrealized loss on securities
    available for sale                                                    --              --        (4,120,000)   (4,120,000)
   Net loss for the year ended December 31, 1994                          --         (34,735,000)         --     (34,735,000)
                                                                    -----------     ------------   ------------  -----------
BALANCE,
 December 31, 1994                                                  $99,875,000     $(22,934,000)  $(4,454,000)  $72,487,000
                                                                    ===========     ============   ============  ===========

The accompanying notes are an integral part of these consolidated financial statements.

                     CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------
                            FIRST LOS ANGELES BANK


                                                      For the Year Ended December 31, 1994
-------------------------------------------------------------------------------------------
Cash flows from operating activities:
 Interest received                                                             $ 68,178,000
 Service charges and other charges and fees received                              5,216,000
 Proceeds from sales and maturities of trading securities                         5,712,000
 Purchases of trading securities                                                        __
 Interest paid                                                                  (19,051,000)
 Operating expenses paid                                                        (42,480,000)
 Income tax refunds received                                                      2,164,000
                                                                               ------------
   Net cash provided by operating activities                                     19,739,000
                                                                               ------------
Cash flows from investing activities:
 Proceeds from maturities and sales of securities available for sale             44,433,000
 Purchases of securities available for sale                                      (9,897,000)
 Proceeds from maturities of investment securities                               88,784,000
 Purchases of investment securities                                             (59,968,000)
 Proceeds from sales of other real estate owned                                  46,509,000
 Net decrease (increase) in loans                                                51,836,000
 Net increase in premises and equipment                                            (976,000)
 Cash paid to improve other real estate owned                                    (1,444,000)
                                                                               ------------
   Net cash provided by (used in) investing activities                          159,277,000
                                                                               ------------
Cash flows from financing activities:
 Net (decrease) increase in demand deposits                                    (155,775,000)
 Net (decrease) increase in savings deposits                                    (53,068,000)
 Net decrease in time deposits                                                  (58,281,000)
 Net increase in federal funds purchased                                         50,000,000
 Net (decrease) increase in securities sold under
  agreements to repurchase                                                       (6,567,000)
 Capital contribution received                                                   15,000,000
                                                                               ------------
   Net cash used in financing activities                                       (208,691,000)
                                                                               ------------
Net decrease in cash and cash equivalents                                       (29,675,000)

Cash and cash equivalents, beginning of year                                    105,835,000
                                                                               ------------
Cash and cash equivalents, end of year                                         $ 76,160,000
                                                                               ============
Reconciliation of net loss to net cash provided by operating activities
Net loss                                                                       $(34,735,000)
Add (subtract) adjustments to reconcile net loss to net cash provided by operating activities:
  Amortization of premiums on securities                                          2,429,000
  Accretion of discounts on securities                                             (213,000)
  Gain on sale of securities available for sale                                     (35,000)
  Gain on sale of investments securities                                                __
  Loss (gain) on trading securities                                                 256,000
  Provision for loan losses                                                      21,200,000
  Write-downs and charge-offs of other real estate owned                          3,151,000
  Depreciation                                                                    1,625,000
  Net principal received upon maturity or sale of trading securities              5,712,000
  Change in accrued interest receivable and other assets                          3,214,000
  Deferred tax provision (benefit)                                               15,000,000
  Change in other liabilities                                                     2,135,000
                                                                               ------------
   Net cash provided  by operating activities                                  $ 19,739,000
                                                                               ============

The accompanying notes are an integral part of these consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     ----------------------------------------------------------------------
                           FIRST  LOS  ANGELES  BANK
                              December 31, 1994


[1]        Accounting Policies and
           Practices

The accounting and reporting policies and practices of First Los Angeles Bank (the "Bank") conform to generally accepted accounting principles and practices within the banking industry. The more significant accounting policies and practices are presented below.

The Bank is a wholly-owned subsidiary of San Paolo U.S. Holding Company (SPUSH), which is itself a wholly-owned subsidiary of Sanpaolo Bank Holding S.p.A.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiary, FLAB Asset Management Corporation (FLAMCO). All material intercompany transactions have been eliminated in consolidation.

SECURITIES

The Bank adopted Statement of Financial Accounting Standards (SFAS) No. 115 effective January 1, 1994. The Statement addresses the accounting and reporting for certain investments in debt and equity securities. Under SFAS 115, securities are classified as either trading, available for sale, or held to maturity, and are accounted for as follows.

        TRADING SECURITIES

        Trading securities are valued at their estimated market value. Gains and losses resulting from the change in fair market value of trading securities are included in noninterest income.

        INVESTMENT SECURITIES

        Investment securities are so classified because the Bank has the ability and management has the positive intent to hold them to maturity. Such investment securities are stated at cost, adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to income using a method that approximates the effective interest method.

        AVAILABLE-FOR-SALE SECURITIES

        Securities that are not specifically designated as trading or investment are classified as available-for-sale. Securities available-for-sale are carried at market value. Net aggregate unrealized gains or losses on securities available-for-sale are included as a separate item in stockholder's equity until realized. Premiums and discounts are recognized as adjustments to income using a method that approximates the effective interest method.

        In 1993, prior to the adoption of SFAS 115, it was generally the Bank's intent to hold investments to maturity. Accordingly, investment securities were stated at cost, adjusted for the amortization of premium and accretion of discount which were recognized on the effective interest method as adjustments to interest income. Gains and losses on dispositions were based on the net preceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

LOANS

Loans are carried at amounts advanced less payments collected. Interest income on commercial and real estate loans is accrued daily based on the principal amounts outstanding. Interest on consumer loans is recorded on the level yield method. The accrual of income on loans is discontinued and previously accrued interest is reversed when the full collection of principal or interest is in doubt or when the payment of principal or interest has become contractually 90 days past due. Subsequent cash payments received are applied to the principal balance or recorded as interest income, depending on management's assessment of the ultimate collectibility of the loan. If cash payments received relate to a loan previously charged off in whole or in part, payments not applied to the remaining principal balance are recorded as recoveries.

ALLOWANCE FOR LOAN LOSSES

The Allowance for loan losses (the Allowance) is established by a charge to income as a provision for loan losses. Actual loan losses or recoveries are charged or credited directly to this Allowance. The Allowance is based on management's estimate of the amounts required to maintain an allowance adequate to reflect losses inherent in the loan portfolio; however ultimate losses may vary from current estimates. The estimates are reviewed periodically and adjustments are reported in earnings in the period in which they become known. Management determines the adequacy of the Allowance based on a continuing review of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans, and other pertinent factors.

RECOGNITION OF LOAN ORIGINATION
FEES AND COSTS

Loan origination and commitment fees and certain direct loan origination costs are deferred and the net amount amortized as an adjustment of the related loan's yield over the contractual life of the related loan. If a commitment expires unexercised, the commitment fee is recognized as income.

OTHER REAL ESTATE OWNED

Other real estate owned ("OREO") is composed both of formally foreclosed property and in-substance foreclosed property to which the Bank does not have, but anticipates that it will eventually foreclose on and receive, legal title. These assets are transferred from the loan portfolio to OREO at fair value. Subsequent to foreclosure the assets are carried at the lower of the new cost basis established at foreclosure or fair market value less estimated selling costs. The excess carrying value, if any, of the loan over the estimated fair value less estimated selling costs at the time of foreclosure is charged to the Allowance. Subsequent writedowns due to further declines in fair market value are charged to Other real estate owned expense, Gains and losses from sales of OREO and net operating expenses are recorded in operations and included in Other real estate owned expense. Depreciation expense is not recorded on OREO.

BANK PREMISES AND EQUIPMENT

Bank premises and equipment, which consist of furniture, fixtures, equipment and leasehold improvements, are stated at cost less accumulated depreciation of $12,829,000 at December 31, 1994, computed on the straight-line method over the lesser of estimated useful lives ranging primarily from three to ten years or the remaining lease term. The cost of repairs and maintenance is charged to expense as incurred, and expenditures that improve or extend the service lives of assets are capitalized.

INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. Valuation allowances are established against deferred tax assets to the extent that assets are not considered more likely than not realizable through future taxable income.

The Bank and SPUSH file consolidated federal and combined state income tax returns. Pursuant to the Bank's tax-sharing agreement with SPUSH, the net cost or benefit resulting from determining the Bank's tax liability on a separate tax return basis is recorded as income tax expense or benefit by the Bank.

COMMON STOCK

Based on the provisions of the General Corporation Law, the Bank changed its stock to no par value, except for purposes of recording stock dividends and reporting to the Federal Deposit Insurance Corporation ("FDIC"), where, pursuant to the Financial Code, the par value of the Bank's common stock is $2.00 per share at December 31, 1994.

CASH FLOWS

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods, except for term federal funds.

INTEREST RATE DERIVATIVES

Amounts receivable or payable under derivative financial instruments used to manage interest rate risks arising from the Bank's financial assets and financial liabilities are recognized as interest income or expense unless the instrument qualifies for hedge accounting. Gains and losses on qualifying hedges of existing assets or liabilities are included in the carrying amount of those assets or liabilities and are ultimately recognized in income as part of those carrying amounts. Derivative financial instruments that do not qualify for hedge accounting are recorded at fair market value. Gains and losses on early terminations of derivatives are included in the carrying amount of the related loans or debt and amortized as yield adjustments over the remaining terms of the loans or debt.

OFF-BALANCE-SHEET
FINANCIAL INSTRUMENTS

In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, and standby letters of credit. Such financial instuments are recorded in the consolidated financial statments when they utilized and become actual assets and liabilities.

[2]      Securities

As discussed in Note 1, the Bank adopted SFAS 115 on January 1, 1994. On that date, securities with an amortized cost of $90,199,000 and fair market value of $89,865,000 were reclassified as available-for-sale.

At December 31, 1994, available-for-sale securities consisted entirely of securities issued by United States Government agencies and corporations. There are no unrealized gains in the available-for-sale securities portfolio. The unrealized losses of $4,454,000 has been included as a reduction of stockholder's equity. The bank has not recorded any income tax benefit relating to the unrealized losses on available-for-sale securities. See Note 7 for a discussion of deferred tax benefits.

The following table presents the estimated unrealized gains and losses on held-to-maturity securities by major classes of securities.


                                        Gross         Gross
                       Amortized      Unrealized    Unrealized     Estimated
                          Cost          Gains         Losses       Fair Value
--------------------------------------------------------------------------------
December 31, 1994:
 U.S. Treasury
  and agency
  securities          $ 99,411,000    $    --       $(3,688,000)   $ 95,723,000
 Pass-through
  securities            90,243,000         --        (4,612,000)     85,631,000
 Federal Home
  Loan Bank
  stock                  4,058,000         --             --          4,058,000
 State, county
  and municipal
  securities             3,978,000        4,000        (223,000)      3,759,000
 Other                      20,000         --             --             20,000
                      ------------    ---------     -----------    ------------
                      $197,710,000    $   4,000     $(8,523,000)   $189,191,000
                      ============    =========     ===========    ============


The following table presents the amortized cost, estimated fair value and average yields of debt securities available for sale at December 31, 1994 based on scheduled maturities.


                                    Amortized         Estimated       Average
                                      Cost            Fair Value      Yields
--------------------------------------------------------------------------------
U.S. Government agencies
 and corporations
   Within one year                $  5,965,000      $  5,853,000       3.94%
   After one year but
    before five years               25,611,000        24,142,000       5.23%
   After five years but
    before ten years                29,510,000        26,637,000       5.30%
                                  ------------      ------------      -------
    Total available-for-sale      $ 61,086,000      $ 56,632,000       5.14%
                                  ============      ============      =======

The following table presents the book value, estimated fair value and average yields of investment securities at December 31, 1994 based on scheduled maturities.



                                                     Estimated        Average
                                   Book Value        Fair Value       Yields
--------------------------------------------------------------------------------
U.S. Treasury securities
  After one year but before
   five years                     $ 99,411,000      $ 95,723,000       4.58%
                                  ------------      ------------      -------
        Total U.S. Treasury
         securities                 99,411,000        95,723,000       4.58%
                                  ------------      ------------      -------
Obligations of states and
  political subdivisions
    Within one year                    440,000           444,000       8.00%
    After one year but
     before five years               3,538,000         3,315,000       5.68%
                                  ------------      ------------      -------
        Total obligations of
         states and political
         subdivisions                3,978,000         3,759,000       5.20%
                                  ------------      ------------      -------
Pass-through securities
  Mortgage-backed
   securities                       26,452,000        24,868,000       5.80%
  Collateralized mortgage
   obligations                      33,544,000        30,516,000       4.72%
  U.S. government
   guaranteed SBA pool
   certificates                     30,247,000        30,247,000       6.44%
                                  ------------      ------------      -------
        Total pass-through
         securities                 90,243,000        85,631,000       5.61%
                                  ------------      ------------      -------
Federal Home Loan Bank
  stock and other securities         4,078,000         4,078,000       5.50%
                                  ------------      ------------      -------
        Total held-to-maturity    $197,710,000      $189,191,000       5.10%
                                  ============      ============      =======

At December 31, 1994, the Bank's mortgage-backed securities, collaterized mortgage obligations and SBA Pool portfolios had weighted average maturities of 3.5,9.5, and 12.7 years, respectively. Actual maturities can be expected to differ from scheduled and weighted average maturities due to prepayments of underlying debt instruments or early call privileges of the issuer.

Proceeds from sales of securities were $70,545,000 for the year ending December 31, 1994. A gain of $35,000 was realized from those sales in 1994. All sales were from securities classified available-for-sale. The Bank calculates the book value of its securities using the specific identification method when determining the gain or loss from sales of securities.

Securities carried at approximately $93,670,000 at December 31, 1994 were pledged to secure trust funds and public deposits as required by law.

[3]     Loans

Loans at December 31 are summarized by major category as follows:

                                                   1994
-----------------------------------------------------------
Commercial                                     $285,130,000
Real estate construction
  and land development                           54,528,000
Other real estate loans                         272,969,000
Consumer loans                                   11,706,000
Other                                               134,000
                                               ------------
                                                624,467,000
Unearned discounts on
  consumer loans                                   (379,000)
Net deferred loan origination
  fees and costs                                 (1,640,000)
Allowance for loan losses                       (27,591,000)
                                               ------------
                                               $594,857,000
                                               ============


Many of the loans in the commercial loan category above are secured by real estate collateral. The ability of borrowers to repay these loans is tied to the value of the underlying real estate collateral.

Most of the Bank's lending activity has been limited to its immediate service area, resulting in a natural concentration of loans secured by real estate in western Los Angeles County. Weaknesses in the Southern California economy in general and, more specifically, in western Los Angeles County have negatively impacted the ability of the Bank's customers to honor their loan agreements. These trends have negatively impacted the Bank's recent results of operations through increases in nonaccrual loans and significant provisions for loan losses. Management believes the Allowance is adequate at December 31, 1994, to cover inherent losses in the loan portfolio. Ultimate losses may be different from those provided for. Additional losses, if any, will be recognized in the periods in which they occur.

Loans where the accrual of interest income has been discontinued and placed on nonaccrual status at December 31 are as follows:

                                               1994
------------------------------------------------------
Nonaccrual loans                           $38,103,000
                                           ===========
As a percent of total loans, net                  6.4%
                                           ===========
Interest income that would have
been recorded had the nonaccrual
loans performed in accordance
with original terms                        $ 2,344,000
                                           ===========

The nonaccrual loans are net of partial charge-offs of $4,695,000 at December 31, 1994.

As of December 31, 1994, $3,019,000 of loans were classified as restructured loans in accordance with SFAS No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings."

There were no related party loans outstanding during 1994.

[4] Allowance For Loan Losses

Activity in the allowance for loan losses for the year ended December 31 is as follows:

                                            1994
----------------------------------------------------
Balance--beginning of year               $30,798,000
Recoveries of charged--off loans           1,381,000
Provision for loan losses                 21,200,000
Loans charged off                        (25,788,000)
                                         -----------
Balance-end of year                      $27,591,000
                                         ===========


Loans charged off are summarized by major category as follows:

                                            1994
----------------------------------------------------
Commercial and real estate               $25,335,000
Consumer loans                               418,000
Other                                         35,000
                                         -----------
                                         $25,788,000
                                         ===========

In May 1993, the Financial Accounting Standards Board (FASB) issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." In addition, in October, 1994, the FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures," which amended certain sections of SFAS No. 114. Statements 114 and 118, which are effective for periods beginning after December 15, 1994, require that impaired loans that are within the scope of the Statement be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Management does not believe that the implementation of these Statements will have a material impact on the Bank's financial condition and results of operations.

[5] Other Real Estate Owned

Other real estate owned at December 31 consists of the following:

                                            1994
----------------------------------------------------
Foreclosed assets                        $ 2,043,000
In-substance foreclosures                        --
                                         -----------
                                           2,043,000
Less valuation allowance                         --
                                         -----------
                                         $ 2,043,000
                                         ===========

The composition of OREO by type of collateral at December 31 is as follows:

                                            1994
----------------------------------------------------
Residential 1--4 units                   $ 1,309,000
Residential land                             734,000
Commercial land                                  --
Office building                                  --
                                         -----------
                                         $ 2,043,000
                                         ===========

During 1994, the Bank sold certain OREO and loans totaling $30,251,000 at fair value to San Paolo Asset Management Company, an affiliate of SPUSH. During 1993, the Bank sold loans classified as in-substance foreclosures totaling $18,031,000 at fair value to SPUSH. No gain or loss was recognized from either of these transactions, as the sold assets had been written down to fair values on the books of the Bank prior to the sale.

OREO expense for the year ended December 31 consists of the following:

                                            1994
----------------------------------------------------
Net (gain) loss on sale of OREO          $  (357,000)
Valuation adjustments charged
 to operations                             3,151,000
Direct holding costs, net                  1,676,000
                                         -----------
                                         $ 4,470,000
                                         ===========

[6] Deposits

The aggregate amount of time certificates of deposit in denominations of $100,000 or more was $123,122,000 at December 31, 1994. Interest on such time certificates amounted to $7,045,000 for 1994. Also included in noninterest expense is $4,707,000 of expense paid to third parties on behalf of customers in 1994.

[7]  Income Taxes

Income tax provision (benefit) consists of the following components:



                                 Current          Deferred          Total
--------------------------------------------------------------------------------
Year ended
  December 31, 1994:
    Federal                    $   361,000      $ 11,250,000    $  11,611,000
    State                            --            3,750,000        3,750,000
                               -----------      ------------    -------------
                               $   361,000      $ 15,000,000    $  15,361,000
                               ===========      ============    =============


The provision (benefit) for income taxes differs from the amounts computed by applying the assumed federal income tax rate of 34% to loss before income taxes for the year ended December 31, 1994, because of state income taxes, the increase in the valuation allowance on deferred tax assets, and the impact of tax-exempt income and non-deductible expenses.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1994 are as follows:


                                                    1994
------------------------------------------------------------
Deferred tax assets:
 Loan loss deductions                            $12,546,000
 Unrealized holding losses--
  available-for-sale securities                    2,026,000
 Write down of other
  real estate owned                                1,796,000
 Deferred loan fees and costs                        746,000
 Other accrued expenses                            1,170,000
 Accrued interest receivable                       1,532,000
 Net operating loss carryforwards                 11,271,000
 Other                                               132,000
                                                 -----------
          Total deferred tax assets               31,219,000
                                                 -----------
Deferred tax liabilities:
 Premises and equipment--
  primarily due to differences
  in depreciation                                   (807,000)
 State franchise taxes                            (2,252,000)
 Other                                                 --
                                                 -----------
          Total deferred tax liabilities          (3,059,000)
                                                 -----------
          Net deferred tax asset                  28,160,000
          Less valuation allowance               (24,289,000)
                                                 -----------
Total net deferred tax account                   $ 3,871,000
                                                 ===========

The total net deferred tax account of $3,871,000 in 1994 is included in Accrued Interest Receivable and Other Assets in the Consolidated Balance Sheets.

The valuation allowance for deferred tax assets as of December 31, 1994 was $24,289,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections of future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Bank will realize the benefits of these deductible differences, net of the existing valuation allowance at December 31, 1994.

At December 31, 1994, the Bank had net operating loss carryforwards for federal income tax purposes of $26,548,000 that are available to offset future federal taxable income. $5,556,000 of these federal net operating losses expire in full in 1998, and $20,981,000, of these federal net operating losses expire in full in 2009. The Bank has net operating loss carryforwards for California franchise tax purposes of $19,571,000. $7,858,000 of this amount expires in 1997, $6,916,000 expires in 1998, and $4,797,000 expires in 1999.

The State of California follows the unitary method of taxation. Under this method, the income of all unitary entities which have greater than 50% common ownership is combined and apportioned to California taxpayers based on certain formulas. Since its inception, the Bank has provided California state taxes on a separate company basis. The California Franchise Tax Board (FTB) is currently auditing the California tax returns of the Bank for the years 1983 through 1985. If the FTB were to deem that the Bank is unitary with Sanpaolo Bank Holding S.p.A., the Bank could be assessed additional state taxes. The Bank, however, will be reimbursed for any additional state taxes ultimately paid by SPUSH under their tax-sharing agreement and as a result no additional state taxes are recorded in these financial statements.

[8]  Profit Sharing and Employee Incentive Investment Plan

The Bank established a profit-sharing and employee incentive/investment plan for employees who meet certain age and service requirements specified in the plan. The Bank's contribution to the plan, as determined by the Board of Directors, is discretionary. No discretionary contributions were made to the plan in 1994 or 1993.

[9]  Related Party Transactions

The Bank is involved in various transactions with its stockholder and companies affiliated with its stockholder. During 1994, the Bank borrowed funds from related parties in the form of term federal funds purchased, repurchase agreements, and certificates of deposit. At December 31, 1994, such borrowings consisted entirely of term federal funds purchased totaling $50,000,000. During 1994, the Bank incurred $763,000 of interest expense on these related party borrowings. The terms of these related party borrowings do not differ significantly from the terms of borrowings from unrelated third parties.

As discussed in Note 5, in 1994, the Bank sold certain nonperforming loans and OREO to related parties at their book value.

The Bank had issued irrevocable letters of credit to related parties totaling $744,500 at December 31, 1994.

[10] Commitments and Contingencies

The Bank is a defendant in various lawsuits arising from the normal course of business. Management believes that the ultimate resolution of the pending litigation will not have a material effect on the Bank's financial position or results of operations.

The Bank occupies land and premises under lease agreements with initial lease terms expiring at various dates through 2006. Certain of these leases are subject to renewal at the then-prevailing rental rate for periods of up to 15 years. The aggregate minimum commitments under these noncancelable operating leases are as follows:

1995                                   $ 4,111,000
1996                                     4,129,000
1997                                     4,033,000
1998                                     3,704,000
1999                                     3,551,000
Thereafter                               4,833,000
                                       -----------
  Total minimum payments required       24,361,000
Less-sublease rentals                   (4,364,000)
                                       -----------
                                       $19,997,000
                                       ===========

[11]  Off Balance Sheet Risks and Derivative Financial Instruments

The Bank is a party to financial instruments with off-balance-sheet risk in the form of unfunded loan commitments, standby letters of credit and an interest rate swap. These financial instruments, while not recorded as assets and liabilities in the Consolidated Balance Sheets, expose the Bank to a risk of loss. This risk takes two forms: credit risk, the risk that the Bank is committed to advance funds to borrowers who will not be able to repay those amounts; and interest rate risk, the risk that interest rates will fluctuate between the time that the Bank has contracted and fixed the terms for these agreements and the time the Bank actually transacts them.

The Bank uses the same underwriting criteria when entering into off-balance-sheet financial instruments with credit risk as when it makes other lending decisions, including obtaining collateral when deemed appropriate.

Financial instruments with off-balance-sheet credit risk at December 31 are as follows:

                                                  1994
----------------------------------------------------------
Unfunded loan commitments                     $107,684,000
Standby letters of credit                       10,188,000
                                              ------------
                                              $117,872,000
                                              ============

The majority of loan commitments have terms up to one year and have variable rates of interest. Standby letters of credit generally have terms up to one year. Most standby letters of credit expire unused.

Additionally, the Bank has entered into one transaction that involves only off-balance-sheet interest rate risk. This transaction involves an interest rate swap agreement with a notional principal amount of $10,000,000 whereby the Bank has exchanged its obligation on floating rate deposits for a fixed-rate obligation. This transaction resulted in the Bank making net cash payments totaling $645,000 in 1994. Starting in 1994, the Bank is accounting for this transaction on a mark-to-market basis. An accrued liability of $217,000 has been recorded in the Bank's financial statements as of December 31, 1994, representing the estimated fair market value of the Bank's remaining obligation under this contract. This agreement will expire in 1996.

[12] Fair Value of Financial
     Instruments

SFAS No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of the fair value of financial instruments. The majority of the Bank's assets and liabilities are considered financial instruments. The fair values estimated are dependent on subjective assumptions and involve significant uncertainties resulting in estimates that vary with changes in assumptions. Any change in assumptions or estimation methodologies may have a material effect on the estimated fair values disclosed. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in these estimates. The fair values have been estimated as of December 31, 1994, and the amounts that will be realized or paid at settlement or maturity of the instruments could be significantly different from these estimates. Additionally, due to the wide range of permitted valuation techniques, the results may not be comparable between financial institutions. In addition, these fair values do not represent the fair value of the Bank as an entity. Furthermore, management does not presently intend to sell these assets.

The following methods and assumptions were used to estimate the fair value of each class of the Bank's financial instruments for which it is practicable to estimate value:

CASH AND DUE FROM BANKS AND
FEDERAL FUNDS SOLD

The fair value for Cash and Due From Banks and Federal Funds Sold is estimated to be book value, due to the short maturity of, and negligible credit concerns within, those instruments.

TRADING ACCOUNT SECURITIES AND
INVESTMENT SECURITIES

The fair value of marketable securities is based on quoted market prices, dealers quotes, and prices obtained from independent pricing services.

LOANS

Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, real estate, and consumer, and are further segmented for fixed and adjustable rate interest terms.

Loans that are subject to repricing in the short term are valued for fair value purposes by using the carrying amount for such loans. For other loans, fair value is estimated by discounting scheduled cash flows through estimated maturity using a discount rate equal to the rate that the Bank was offering to make such loans at the reporting date. The balances determined using this methodology have been reduced by the allowance for loan losses as an estimate of the reduction from fair value attributable to credit risk.

DEPOSIT LIABILITIES

The fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, savings and NOW accounts, and money market and checking accounts, is estimated to equal the amount payable on demand as of December 31, 1994. The fair value of certificates of deposit is based on the estimated discounted value of contractual cash flows. The discount rate is estimated using the rates offered for such deposits on the reporting date.

SECURITIES SOLD UNDER
AGREEMENTS TO REPURCHASE

Book value is reflective of fair value due to the short maturity of, and negligible credit concerns with those instruments.

OFF-BALANCE-SHEET
FINANCIAL INSTRUMENTS

The fair value of the Bank's interest rate swap reflects the estimated amount that the Bank would pay to terminate the contract at December 31, 1994. The fair value of the Bank's commitments to extend credit and standby letters of credit is estimated based on terms currently offered for similar agreements and approximates their carrying value.

At December 31, 1994, the Bank's estimated fair values of financial instruments based on disclosed assumptions are as follows:

                                   1994
                              (in thousands)
-------------------------------------------------
                           Carrying,
                          Contractual   Estimated
                          or Notional     Fair
                            Amount        Value
-------------------------------------------------
Financial assets:
  Cash and due
   from banks             $ 76,160      $ 76,160
  Federal funds sold          --            --
  Trading account
   securities                 --            --
Securities available
   for sale                 56,632        56,632
  Investment
   securities              197,710       189,191
  Loans, net               594,857       591,865
Financial liabilities:
  Deposits                 813,082       814,189
  Securities sold
   under agreement
   to repurchase             3,385         3,385
Off-balance-sheet
  financial instruments
  Commitments to
   extend credit           107,684           283
  Standby letters
   of credit                10,188           153
  Interest rate swap        10,000          (217)

[13]    Regulatory Matters

The Board of Directors of the Bank has agreed to take certain actions as a result of a 1994 regulatory examination by the FDIC and the California State Banking Department, as documented by written Consent Agreements (the Consent Agreements). The most significant provisions of the Consent Agreements require the Bank to do the following:

     . Have and retain qualified management

     . Maintain Tier 1 capital equal to or greater than 7.0%

     . Reduce classified assets to specified levels by certain deadlines

     . Maintain an adequate Allowance for Loan Losses

     . Develop a plan to control overhead expenses and return the Bank to profitable operations, and develop a comprehensive liquidity and funds management policy

     . Periodically report these compliance matters to the FDIC and the State
       Banking Department

The Board of Directors and management of the Bank have taken various actions, which included among other things, the reduction of problem assets through sales of foreclosed real estate to both third parties and related parties, restructuring operations to reduce personnel expense and strengthening key areas of senior management, to improve the condition of the Bank and to comply with the terms outlined in the Consent Agreements. Additionally, the Bank's parent has made significant capital infusions. While many of the deadlines for meeting the various requirements have not yet occurred, the Bank has already complied with numerous provisions in the Consent Agreements and management believes that the Bank is currently in substantial compliance with the terms of the Consent Agreements. At December 31, 1994, the Bank's Tier 1 Capital ratio was 7.53%. The Bank plans to continue to work closely with its federal and state regulators in order to meet the terms of the Consent Agreements and to maintain compliance with such terms. The continued ability of the Bank to meet and maintain compliance with these requirements will be dependent in part upon the impact of current and future economic conditions on its customers, its ability to operate on a profitable basis in the future, and, if necessary the continued capital support of its parent.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
             ---------------------------------------------------
                            FIRST LOS ANGELES BANK

     TO THE STOCKHOLDER AND BOARD OF DIRECTORS OF FIRST LOS ANGELES BANK:


We have audited the accompanying consolidated balance sheet of First Los Angeles Bank (a wholly owned subsidiary of San Paolo U.S. Holding Company) and subsidiary as of December 31, 1994, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 13, the Bank is subject to an agreement with its regulatory authorities which requires it to, among other things, maintain specified levels of capital in ratio to its assets. Due to operating losses during the last two years, the Bank's parent has contributed additional capital to the Bank to enable it to meet its capital requirements. The continued ability of the Bank to meet and maintain compliance with these requirements will be dependent in part upon the impact of current and future economic conditions upon its customers, its ability to operate on a profitable basis and, if necessary, the continued capital support of its parent.

In addition, as more fully discussed in Note 7, the Bank may be assessed additional state tax under the worldwide unitary method of calculation. If such taxes are assessed, the Bank, under its tax-sharing arrangement with its parent, will be reimbursed for all additional taxes due.

In our opinion, the consolidated financial statement referred to above present fairly, in all material respects, the financial position of First Los Angeles Bank and subsidiary as of December 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Bank changed its method of accounting for income taxes in 1993 and its method of accounting for investment securities in 1994.

/s/ Arthur Andersen LLP

Los Angeles, California
January 27, 1995

              --------------------------------------------------
                  TO THE STOCKHOLDER AND BOARD OF DIRECTORS
                            FIRST LOS ANGELES BANK

INDEPENDENT       WE HAVE AUDITED THE ACCOMPANYING CONSOLIDATED
              STATEMENTS OF FINANCIAL CONDITION OF FIRST LOS
AUDITORS'     ANGELES BANK, AND SUBSIDIARY AS OF DECEMBER 31,
              1993, AND RELATED CONSOLIDATED STATEMENTS OF
REPORT        OPERATIONS, CHANGES IN STOCKHOLDER'S EQUITY AND CASH
              FLOWS FOR THE YEAR THEN ENDED. THESE CONSOLIDATED
              FINANCIAL STATEMENTS ARE THE RESPONSIBILITY OF
              FIRST LOS ANGELES BANK'S MANAGEMENT. OUR
              RESPONSIBILITY IS TO EXPRESS AN OPINION ON THESE
              CONSOLIDATED FINANCIAL STATEMENTS BASED ON OUR
              AUDITS.
                  WE CONDUCTED OUR AUDITS IN ACCORDANCE WITH
              GENERALLY ACCEPTED AUDITING STANDARDS. THOSE
              STANDARDS REQUIRE THAT WE PLAN AND PERFORM THE
              AUDIT TO OBTAIN REASONABLE ASSURANCE ABOUT WHETHER
              THE FINANCIAL STATEMENTS ARE FREE OF MATERIAL
              MISSTATEMENT. AN AUDIT INCLUDES EXAMINING,
              ON A TEST BASIS, EVIDENCE SUPPORTING THE AMOUNTS
              AND DISCLOSURES IN THE FINANCIAL STATEMENTS. AN
              AUDIT ALSO INCLUDES ASSESSING THE ACCOUNTING
              PRINCIPLES USED AND SIGNIFICANT ESTIMATES MADE BY
              MANAGEMENT, AS WELL AS EVALUATING THE OVERALL
              FINANCIAL STATEMENT PRESENTATION. WE BELIEVE THAT
              OUR AUDITS PROVIDE A REASONABLE BASIS FOR OUR
              OPINION.
                  IN OUR OPINION, THE CONSOLIDATED FINANCIAL
              STATEMENTS REFERRED TO ABOVE PRESENT FAIRLY, IN ALL
              MATERIAL RESPECTS, THE FINANCIAL POSITION OF FIRST
              LOS ANGELES BANK AND SUBSIDIARY AS OF DECEMBER 31,
              1993 AND THE RESULTS OF THEIR OPERATIONS AND THEIR
              CASH FLOWS FOR THE YEAR THEN ENDED IN CONFORMITY
              WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.
                 AS DISCUSSED IN NOTE 1 TO THE FINANCIAL
              STATEMENTS, THE BANK HAS CHANGED ITS METHOD OF
              ACCOUNTING FOR INCOME TAXES IN 1993.

              /s/ Ernst & Young LLP

              JANUARY 31, 1994

                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                            First Los Angeles Bank


                                                           December 31,
                                                               1993
                                                          --------------
Assets
Cash and Due From Banks                                   $   93,835,000
Federal Funds Sold                                            12,000,000
Trading Account Securities--Note 2                             5,968,000
Investment Securities (Market Value--$324,016,000)--
  Note 2                                                     324,329,000
Loans (Net of Allowance for Loan Losses of
  $30,798,000)--Notes 3 and 4                                685,313,000
Other Real Estate Owned--Note 5                               32,839,000
Bank Premises and Equipment, Net--Note 1                       6,788,000
Accrued Interest Receivable and Other Assets--Note 7          31,845,000
                                                          --------------
                                                          $1,192,917,000
                                                          ==============

Liabilities and Stockholder's Equity
Deposits
Demand                                                    $  474,948,000
Savings                                                      394,300,000
Time--Notes 2 and 6                                          210,958,000
                                                          --------------
    Total Deposits                                         1,080,206,000
Securities Sold Under Agreement to Repurchase                  9,952,000
Other Liabilities                                              6,083,000
                                                          --------------
                                                           1,096,241,000
Commitments and Contingencies--Notes 9 and 10

Stockholder's Equity
  Common Stock, No Par Value, 2,000,000 Shares
  Authorized, 1,667,488 Issued and Outstanding in 1993        84,875,000
Retained Earnings                                             11,801,000
                                                          --------------
                                                              96,676,000
                                                          --------------
                                                          $1,192,917,000
                                                          ==============

          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                            First Los Angeles Bank

                                          Common      Undivided
For the Year Ended December 31, 1993      Stock        Profits         Total
                                       -----------  ------------   ------------
Balance--December 31, 1992             $35,875,000  $ 30,389,000   $ 66,264,000
Capital Contribution Received           49,000,000           --      49,000,000
Net Loss for the Year Ended
  December 31, 1993                             --   (18,588,000)   (18,588,000)
                                       -----------  ------------   ------------
Balance--December 31, 1993             $84,875,000  $ 11,801,000   $ 96,676,000
                                       ===========  ============   ============

See accompanying notes to consolidated financial statements.

                     CONSOLIDATED STATEMENT OF OPERATIONS

                            First Los Angeles Bank


                     For The Year Ended December 31, 1993

Interest Income                                          $ 52,261,000
  Interest and Fees on Loans
  Interest on Investment Securities
    United States Treasury                                  6,043,000
    Federal Agency Securities                               5,257,000
    State, County and Municipal Securities                    163,000
    Other                                                      12,000
    Interest on Federal Funds Sold                          1,206,000
                                                          -----------
       Total Interest Income                               64,942,000
Interest Expense                                          -----------
  Interest on Deposits
    Savings                                                 9,736,000
    Time                                                    9,322,000
                                                          -----------
                                                           19,058,000

Interest of Federal Funds Purchased and Securities Sold
    Under Agreements to Repurchase                            816,000
                                                          -----------
    Total Interest Expense                                 19,874,000
                                                          -----------
Net Interest Income                                        45,068,000
 Provision For Loan Losses                                 30,200,000
                                                          -----------
Net Interest Income After Provision For Loan Losses        14,868,000
Other Income
 Service Charges and Other Operating Income                 5,233,000
 Trading Account Gains                                         92,000
 Investment Securities Gains                                1,819,000
                                                          -----------
                                                           22,012,000
                                                          -----------
Others Expenses
 Salaries and Employee Benefits                            12,221,000
 Occupancy Expenses                                         5,057,000
 Furniture, Fixtures and Equipment Expenses                 1,399,000
 Other Real Estate Owned Expense--Note 5                    9,903,000
 Other Operating Expenses                                  25,597,000
                                                          -----------
   Total Other Expenses                                    54,177,000
                                                          -----------
Loss Before Benefit For Income Taxes and Cumulative
 Effect of a Change in Accounting Principle               (32,165,000)
Benefit For Income Taxes--Notes 1 And 7                    13,506,000
                                                          -----------
Loss Before Cumulative Effect of a Change in Accounting
 Principle                                                (18,659,000)
Cumulative Effect of a Change in Accounting For Income
 Taxes--Notes 1 and 7                                          71,000
                                                         ------------
Net Loss                                                 $(18,588,000)
                                                         ============


See accompanying notes to consolidated financial statements.

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                            First Los Angeles Bank

                     For the Year Ended December 31, 1993

Cash Flows from Operating Activities
  Interest Received                                          $  67,509,000
  Service Charges and Other Operating Income Received            5,233,000
  Proceeds From Sales and Maturities of Trading Securities     246,221,000
  Purchases of Trading Securities                             (177,277,000)
  Interest Paid                                                (20,493,000)
  Operating Expenses Paid                                      (39,782,000)
  Income Taxes Paid                                              6,566,000
                                                             -------------
Net Cash Provided by Operating Activities                       87,977,000
                                                             -------------
Cash Flows From Investing Activities
  Proceeds From Sales and Maturities of Investment
    Securities                                                 608,559,000
  Purchases of Investment Securities                          (746,504,000)
  Proceeds From Sales of Other Real Estate Owned                26,513,000
  Net Increase in Loans                                        (75,187,000)
  Net Increase in Premises and Equipment                          (271,000)
  Cash Paid to Improve Other Real Estate Owned                  (2,641,000)
                                                             -------------
Net Cash (Used In) Provided by Investing Activities           (189,531,000)
                                                             -------------
Cash Flows From Financing Activities
  Net Change in Demand Deposits                                  3,158,000
  Net Change in Savings Deposits                                26,187,000
  Net Change in Time Deposits                                 (107,366,000)
  Net Change in Securities Sold Under an Agreement to
    Repurchase                                                   5,501,000
  Capital Contribution Received                                 49,000,000
                                                             -------------
Net Cash (Used in) Provided by Financing Activities            (23,520,000)
                                                             -------------
Net Change in Cash and Cash Equivalents                       (125,074,000)
Cash and Cash Equivalents at the Beginning of the Year         230,909,000
                                                             -------------
Cash and Cash Equivalents at the End of the Year             $ 105,835,000
                                                             =============
Reconciliation of Net Loss to Net Cash Provided by
  Operating Activities
Net Loss                                                     $ (18,588,000)
Add (Subtract) Adjustments to Reconcile Net Loss
  to Net Cash Provided by Operating Activities
    Amortization of Premiums on Investment Securities            4,885,000
    Accretion of Discounts on Investment Securities             (1,040,000)
    Gain on Investment Securities                               (1,819,000)
    Gain on Trading Securities                                     (92,000)
    Provision For Loan Losses                                   30,200,000
    Write-Down and Charge-Off of Other Real Estate Owned        11,945,000
    Depreciation                                                 1,500,000
    Net Decrease (Increase) in Trading Securities               68,944,000
    Change in Accrued Interest Receivable and Other Assets       5,536,000
    Deferred Tax Benefit                                       (12,430,000)
    Cumulative Effect of a Change in Accounting Principle          (71,000)
    Change in Other Liabilities                                   (993,000)
                                                              ------------
Net Cash Provided by Operating Activities                     $ 87,977,000
                                                              ============

See accompanying notes to consolidated financial statements.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            First Los Angeles Bank
                               Decmber 31, 1993


Note 1-Accounting Policies and Practices

The accounting and reporting policies and practices of First Los Angeles Bank (the "Bank") conform to generally accepted accounting principles and practices within the banking industry. The more significant accounting policies and practices are presented below.

The Bank is a wholly owned subsidiary of San Paolo U.S. Holding Company, which is itself a wholly owned subsidiary of SAN PAOLO BANK HOLDING S.p.A.

Consolidation

The consolidated financial statements include the accounts of the Bank and its wholly owned subsidiary, FLAB--Asset Management Corporation. All material intercompany transactions have been eliminated in consolidation.

Trading Account Securities

Trading Account Securities are valued at their estimated market value. Trading account gains and losses are included in Other Income.

Investment Securities

Investment Securities are so classified because the Bank has the ability and management has the intent to hold them to maturity. Investment securities are stated at cost and adjusted for amortization of premiums and accretion of discounts, which are recognized as adjustments to income using a method that approximates the interest method.

Loans

Loans are carried at amounts advanced less payments collected. Interest income on loans is accrued daily as earned. Generally, the accrual of income on real estate and commercial loans is discontinued when the full collection of principal or interest is in doubt or when the payment of principal or interest has become contractually 90 days past due, unless the obligation is both well secured and in the process of collection. Nonrefundable loan fees received and costs incurred during the process of originating loans are deferred and recognized as income over the loan term as an adjustment to the loan's yield using a method that approximates the interest method.

Allowance For Loan Losses

Loan losses are charged to the Allowance For Loan Losses (the "Allowance") and recoveries are credited to it. The Allowance at December 31, 1993 represents management's estimate of the allowance considered necessary to provide for loan losses. Management determines the adequacy of the Allowance based on a continuing review of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans, and other pertinent factors. Additional provisions are made to the Allowance for such factors from time to time.

Other Real Estate Owned

Other Real Estate Owned ("OREO") is composed both of formally foreclosed property and in-substance foreclosed property to which the Bank does not have legal title. These assets are transferred from the loan portfolio at fair value. The excess carrying value, if any, of the loan over the estimated fair value is charged to the Allowance For Loan Losses. Estimated selling costs and any subsequent declines in value are charged to Other Real Estate Owned Expense and a valuation allowance is established. Subsequent increases in fair value are credited to income and reduce the valuation allowance only to the extent that decreases in fair value were recorded through the valuation allowance. Gains and losses from sales of OREO and net operating expenses are recorded in operations and included in Other Real Estate Owned Expense. Depreciation expense is not recorded on OREO.

Bank Premises and Equipment

Bank Premises and Equipment, which consist of furniture, fixtures, equipment and leasehold improvements, are stated at cost less accumulated depreciation of $11,419,000 at December 31, 1993 computed on the straight-line method over the lesser of estimated useful lives ranging primarily from three to ten years and the remaining lease term. The cost of repairs and maintenance is charged to expense as incurred, and expenditures that improve or extend the service lives of assets are capitalized.

Income Taxes

In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Effective January 1, 1993, the Bank adopted Statement 109 and has reported the cumulative effect of that change in the method of accounting for income taxes in the 1993 consolidated statement of operations.

Pursuant to the deferred method under APB Opinion 11, which was applied in 1992 and prior years, deferred income taxes are recognized for income and expense items that are reported in

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            First Los Angeles Bank
                               December 31, 1993

different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

The Bank and its parent file consolidated federal and combined state income tax returns. Pursuant to the Bank's tax-sharing agreement, the net cost (benefit) resulting from determining the liability on a separate return basis is recorded as income tax expense (benefit) by the Bank.

Common Stock

Based on the provisions of the General Corporation Law, the Bank changed its stock to no par value, except for purposes of recording stock dividends and reporting to the Federal Deposit Insurance Corporation ("FDIC"), where, pursuant to the Financial Code, the par value of the Bank's common stock is $2.00 per share at December 31, 1993.

Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

Interest Rate Swaps and Floors

The differential to be paid or received on interest rate swaps and floors reduces the impact of changes in net interest rates and is included in net interest income over the terms of the agreements.

Off-Balance-Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they become payable.

Note 2-Securities

Trading Account Securities

The trading account was established in 1992, when $71,498,000 of investment securities were transferred to the trading portfolio. No gain or loss was recognized as a result of this transfer. The difference between the carrying amount and the estimated market value of securities transferred from the investment portfolio to the trading account was deferred at the time of transfer and was recognized as Investment Securities Gains when those securities were ultimately sold. At December 31, 1993, the trading securities portfolio contains U.S. Treasury and Agency Securities.

Investment Securities

Investment securities with an amortized cost of $41,376,000 at December 31, 1993 were pledged as security for public deposits in the amounts of $23,365,000 and for other purposes as required or permitted by law.

The amortized cost and estimated market values of investment securities at December 31 are as follows:

                                                                                            1993
                                                                   -------------------------------------------------------
                                                                                   Gross           Gross         Estimated
                                                                   Amortized     Unrealized      Unrealized        Market
                                                                     Cost           Gains         Losses           Value
                                                                  -----------    -----------    ------------   -------------------
   U.S. Treasury and Agency Securities                           $239,787,000     $319,000      $(505,000)      $239,601,000
   State, County and Municipal Securities                           4,057,000       38,000             -           4,095,000
   Federal Home Loan Bank Stock                                     3,876,000           -              -           3,876,000
   Mortgage-Backed Securities                                      76,589,000      296,000       (461,000)        76,424,000
   Other                                                               20,000            -             -              20,000
                                                                 ------------     --------      ---------        -----------
                                                                $324,329,000      $653,000      $(966,000)      $324,016,000
                                                                ============      ========      =========       ============

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            First Los Angeles Bank
                               December 31, 1993

The amortized cost and estimated market value of investment securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 Estimated
                                                  Amortized        Market
                                                     Cost           Value
                                                 ------------   ------------
U.S. Treasury and Agency Securities
  Due in one year or less                        $ 70,689,000   $ 70,750,000
  Due after one year through five years            61,743,000     61,971,000
  Due five years through ten years                107,355,000    106,880,000
                                                 ------------   ------------
                                                  239,787,000    239,601,000

State, County and Municipal Securities
  Due after one year through five years             4,057,000      4,095,000
Federal Home Loan Bank Stock and
  Other Securities                                  3,896,000      3,896,000
Mortgaged-Backed Securities
  Due after ten years                              76,589,000     76,424,000
                                                 ------------   ------------
                                                 $324,329,000   $324,016,000
                                                 ============   ============

Proceeds from sales of investment securities were $223,990,000 for the year ending December 31, 1993. Gains of $1,819,000 were realized from those sales in 1993.

In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Statement 115, which is effective for fiscal years beginning after December 15, 1993, requires that investments in equity securities that have readily determinable fair values and all debt securities be classified in three categories and accounted for as follows:

 . Debt securities that the Bank has a positive intent and ability to hold are classified as held-to-maturity securities and reported at amortized cost.

 . Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.

 . Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholder's equity.

Management anticipates that when Statement 115 is implemented, substantially all of the Bank's securities currently classified as investment securities will be classified as available-for-sale.

Note 3--Loans

Loans at December 31 are summarized by major category as follows:

                                                     1993
                                                 ------------
Commercial                                       $348,618,000
Real Estate Construction and Land Development      49,811,000
Other Real Estate Loans                           292,036,000
Consumer Loans                                     27,146,000
Other                                                  50,000
                                                 ------------
                                                  717,661,000
Unearned Discount on Consumer Loans                (1,550,000)
Allowance For Loan Losses                         (30,798,000)
                                                 ------------
                                                 $685,313,000
                                                 ============

Most of the Bank's lending activity has been limited to its immediate service area resulting in a natural concentration of loans secured by real estate in western Los Angeles County. Weaknesses in the Southern California economy in general and, more specifically, in western Los Angeles County have negatively impacted the ability of the Bank's customers to honor their loan agreements. These trends have negatively impacted the Bank's recent results of operations through increases in nonaccrual loans and the Allowance For Loan Losses.

Loans where the accrual of interest income has been discontinued and placed on nonaccrual status at December 31 are as follows:

                                                     1993
                                                ------------
Nonaccrual Loans                                $ 25,738,000
                                                ============
As a Percent of Total Loans, Net                         3.6%
                                                ============
Interest Income That Would Have Been
  Recorded Had the Nonaccrual Loans
  Performed in Accord With Original Terms       $  1,769,000
                                                ============

The nonaccrual loans are net of aggregate charge-offs of $5,144,000 at December 31, 1993.

There was no interest receivable on nonaccrual loans at December 31, 1993.

The aggregate dollar amount of related party loans outstanding, which are made at market rates of interest, was $0 at December 31, 1993. Loans to related parties include loans made to directors and their associates.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            FIRST LOS ANGELES BANK
                               DECEMBER 31, 1993


NOTE 4 - ALLOWANCE FOR LOAN LOSSES

Activity in the Allowance For Loan Losses for the year ended December 31 is as follows:

                                            1993
                                       ------------
Balance -- Beginning of Year           $ 15,800,000
Recoveries of Charged-Off Loans           1,702,000
Provision For Loan Losses                30,200,000
Loans Charged Off                       (16,904,000)
                                       ------------
Balance -- End of Year                 $ 30,798,000
                                       ============

Loans charged off are summarized by major category as follows:

                                            1993
                                       ------------
Commercial and Real Estate             $ 16,351,000
Consumer Loans                              439,000
Other Loans                                 114,000
                                       ------------
                                       $ 16,904,000
                                       ============

In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan." Statement 114, which is effective for periods beginning after December 15, 1994, requires that impaired loans that are within the scope of the Statement be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral-dependent. Management does not believe that the implementation of this Statement will have a material impact on the Bank's financial statements.

NOTE 5 - OTHER REAL ESTATE OWNED

Other Real Estate Owned at December 31 consists of the following:

                                            1993
                                       ------------
Foreclosed Assets                      $ 14,484,000
In-Substances Foreclosures               21,041,000
                                       ------------
                                         35,525,000
Less Valuation Allowance                 (2,686,000)
                                       ------------
                                       $ 32,839,000
                                       ============

The composition of OREO by type of collateral at December 31 is as follows:

                                            1993
                                       ------------
Residential 1-4 Units                  $ 24,798,000
Residential Land                          6,556,000
Commercial Land                             934,000
Office Building                             551,000
                                       ------------
                                       $ 32,839,000
                                       ============

During 1993, the Bank sold loans classified as in-substance foreclosures totaling $18,031,000 to its shareholder, San Paolo U.S. Holding Company. No gain or loss was recognized from the sale.

OREO expense for the years ended December 31 consists of the following:

                                            1993
                                       ------------
Net Loss (Gain) on Sale of OREO        $  1,534,000
Valuation Adjustments Charged to
  Operations                              6,420,000
Direct Holding Costs                      1,949,000
                                       ------------
                                       $  9,903,000
                                       ============

NOTE 6 - TIME DEPOSITS

The aggregate amount of time certificates of deposit in denominations of $100,000 or more was $165,500,000 at December 31, 1993. Interest on such time certificates amounted to $7,907,000 for 1993.

NOTE 7 - INCOME TAXES

As discussed in Note 1, the Bank adopted Statement 109 as of January 1, 1993. The cumulative effect of this change in accounting for income taxes of $71,000 is determined as of January 1, 1993, and is reported separately in the consolidated statement of operations for the year ended December 31, 1993. Prior years' financial statements have not been restated to apply the provisions of Statement 109.

Income tax benefit consists of the following components:

                          Current        Deferred         Total
                        -----------     -----------    -----------
Year Ended
  December 31, 1993:
    Federal             $ 1,076,000     $10,612,000    $11,688,000
    State                        --       1,818,000      1,818,000
                        -----------     -----------    -----------
                        $ 1,076,000     $12,430,000    $13,506,000
                        ===========     ===========    ===========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            First Los Angeles Bank
                               December 31, 1993

The benefit for income taxes differs from the amounts computed by applying the assumed federal income tax rate of 34% to loss before income taxes for the year ended December 31, 1993 for the following reasons:

                                                        1993
                                               -----------------------
                                                               Percent
                                                                 of
                                                               Pretax
                                                  Amount        Loss
                                               ------------    -------
Federal Income Tax Benefit Based on
  Federal Statutory Rate                       $(10,936,000)     (34)%
Increase (Reduction) in Taxes Resulting
  From:
    Tax-Exempt Income                               (77,000)      --
    Nondeductible Expenses                           23,000       --
    State Income Taxes Net of Federal Income
      Tax Benefit                                (2,358,000)      (7)
Other                                              (158,000)      (1)
                                               ------------     ------
                                               $(13,506,000)     (42)%
                                               ============     ======

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1993 are presented below:

Deferred Tax Assets:
  Loan Loss Deductions                          $12,621,000
  Write-Down of Other Real Estate Owned           3,194,000
  Deferred Loan Fees and Costs                      538,000
  Other Accrued Expenses                            574,000
  Accrued Interest Receivable                       391,000
  Net Operating Loss Carryforwards                3,534,000
                                                -----------
    Total Deferred Tax Assets                    20,852,000
                                                -----------

Deferred Tax Liabilities:
  Premises and Equipment--Primarily due to
    Differences in Depreciation                    (955,000)
  Franchise Taxes                                (1,093,000)
  Other                                             (92,000)
                                                -----------
    Total Deferred Tax Liabilities               (2,140,000)
                                                -----------
    Total Net Deferred Tax Account              $18,712,000
                                                ===========

The total net deferred tax account of $18,712,000 is included in Accrued Interest Receivable and Other Assets in the Statement of Financial Condition.

Management believes that the deferred tax asset will be fully realizable during the applicable net operating loss carryforward periods. These net operating losses resulted primarily from the high level of loan losses that the Bank incurred in 1993. Management expects that loan losses incurred by the Bank will not continue at the high level that it experienced in 1993, and that it will be able to generate sufficient taxable income during the net operating loss carryforward period to fully absorb all net operating loss carryforwards.

At December 31, 1993, the Bank has net operating loss carryforwards for federal income tax purposes of $5,566,000 that are available to offset future federal taxable income. These federal net operating losses expire in full in 1998. The Bank has net operating loss carryforwards for California franchise tax purposes of $14,774,000. $7,858,000 of this amount expires in 1997 and $6,916,000 expires in 1998.

The Bank's federal and California state franchise tax returns are currently under audit by the respective taxing authorities. Management believes that the results of these audits, if any, will not have a material effect on the Bank's financial position.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            FIRST LOS ANGELES BANK
                               DECEMBER 31, 1993


NOTE 8 -- PROFIT-SHARING
AND EMPLOYEE INCENTIVE/
INVESTMENT PLAN
The Bank established a profit-sharing and employee incentive/investment plan for employees who meet certain age and service requirements specified in the plan. The Bank's contribution to the plan, as determined by the Board of Directors, is discretionary. The Bank's contribution was $0 in 1993.

NOTE 9 -- COMMITMENTS AND
CONTINGENCIES
The Bank is a defendant in various lawsuits arising from the normal course of business. Management believes that the ultimate resolution of the pending litigation will not have a material effect on the Bank's financial position.

The Bank occupies land and premises under lease agreements with initial lease terms expiring at various dates through 2006. Certain of these leases are subject to renewal at the then-prevailing rental rate for periods of up to 15 years. The lease for the land on which one of the Bank's facilities is located provides for additional rents based on the size of the Bank's demand deposits and is subject to cancellation with one year's notice at the option of the lessor and upon payment by the lessor of an amount equal to the Bank's remaining book value for tenant improvements attached to the premises. The aggregate minimum commitments under these non-cancelable operating leases are as follows:

1994                                   $ 3,998,000
1995                                     4,149,000
1996                                     4,231,000
1997                                     4,119,000
1998                                     3,871,000
Thereafter                              10,359,000
                                       -----------
  Total Minimum Payments Required       30,727,000
  Less Sublease Rentals                  5,868,000
                                       -----------
                                       $24,859,000
                                       ===========

NOTE 10 -- FINANCIAL INSTRUMENTS
WITH OFF-BALANCE-SHEET RISK
The Bank is a party to financial instruments with off-balance-sheet risk in the form of unfunded loan commitments, standby letters of credit and an interest rate swap. These financial instruments, while not recorded as assets and liabilities in the consolidated statement of financial condition, expose the Bank to a risk of loss. This risk takes two forms: credit risk, the risk that the Bank is committed to advance funds to borrowers who will not be able to repay those amounts; and interest rate risk, the risk that interest rates will fluctuate between the time that the Bank has contracted and fixed the terms for these agreements and the time the Bank actually transacts them.

The Bank uses the same underwriting criteria when entering into off-balance-sheet financial instruments with credit risk as when it makes other lending decisions, including obtaining collateral when deemed appropriate.

Financial instruments with off-balance-sheet credit risk at December 31 are as follows:

                                                   1993
                                              -------------
Unfunded Loan Commitments                     $113,699,000
Standby Letters of Credit                       16,265,000
                                              ------------
                                              $129,964,000
                                              ============
Additionally, the Bank has entered into one transaction that involves off-balance-sheet interest rate and credit risk. This transaction involves an interest rate swap agreement with a notional principal amount of $10,000,000 whereby the Bank has exchanged its obligation on floating rate deposits for a fixed-rate obligation. Notional principal amounts often are used to express the volume of these transactions, but the amounts potentially subject to credit risk are smaller. This agreement will expire in 1995.

NOTE 11 -- FAIR VALUE OF
FINANCIAL INSTRUMENTS
Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments," requires disclosure of the fair value of financial instruments. The majority of the Bank's assets and liabilities are considered financial instruments. The fair values estimated are dependent on subjective assumptions and involve significant uncertainties resulting in estimates that vary with changes in assumptions. Any change in assumptions or estimation methodologies may have a material effect on the estimated fair values disclosed. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in these estimates. The fair values have been estimated as of December 31, 1993, and the amounts that will be realized or paid at settlement or maturity of the instruments could be significantly different from these estimates. Additionally, due to the wide range of permitted valuation techniques, the results may not be comparable between financial institutions.

The following methods and assumptions were used to estimate the fair value of each class of the Bank's financial instruments for which it is practicable to estimate value:

Cash and Due From Banks and
Federal Funds Sold

The fair value for Cash and Due From Banks and Federal Funds Sold is estimated to be book value, due to the short maturity of, and negligible credit concerns within, those instruments.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            First Los Angeles Bank
                               December 31, 1993

Trading Account Securities and
Investment Securities

The fair value of marketable securities is based on quoted market prices, dealer quotes, and prices obtained from independent pricing services.

Loans

Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, real estate, and consumer, and are further segmented for fixed and adjustable rate interest terms.

Loans that are subject to repricing in the short term are valued for fair value purposes by using the carrying amount for such loans. For other loans, fair value is estimated by discounting scheduled cash flows through estimated maturity using a discount rate equal to the rate that the Bank was offering to make such loans at the reporting date. The balances determined using this methodology have been reduced by the allowance for loan losses as an estimate of the reduction from fair value attributable to credit risk.

Deposit Liabilities

The fair value of deposits with no stated maturity, such as non-interest-bearing demand deposits, savings and NOW accounts, and money market and checking accounts, is estimated to equal the amount payable on demand as of December 31, 1993. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates offered for such deposits on the reporting date.

Securities Sold Under Agreements to Repurchase

Book Value is reflective of fair value due to the short maturity of, and negligible credit concerns within, those instruments.

Off-Balance-Sheet Financial Instruments

The fair value of the Bank's interest rate swap was estimated by discounting the contractual future cash flows using a current market rate of interest. The fair value of the Bank's commitments to extend credit and standby letters of credit is estimated based on terms currently offered for similar agreements and approximates their carrying value.

At December 31, 1993, the Bank's estimated fair values of financial instruments based on disclosed assumptions are as follows:

                                                        (In thousands)
                                                Carrying,          Estimated
                                               Contractual or         Fair
                                              Notional Amount         Value
--------------------------------------------------------------------------------
Financial Assets
   Cash and Due From Banks                    $   93,835           $    93,835
   Federal Funds Sold                             12,000                12,000
   Trading Account Securities                      5,968                 5,968
   Investment Securities                         324,329               324,016
   Loans, Net                                    685,313               685,812

Financial Liabilities
   Deposits                                    1,080,206             1,082,530
   Securities Sold Under Agreement
      to Repurchase                                9,952                 9,952

Off-Balance-Sheet Financial Instruments
   Commitments to Extend Credit                  113,699               113,699
   Standby Letters of Credit                      16,265                16,265
   Interest Rate Swap
      In a Net Receivable Position                10,000                 9,969
      In a Net Payable Positon                    10,000                10,752

NOTE 12 - REGULATORY MATTERS

The Board of Directors has agreed to take certain actions as a result of a 1993 regulatory examination by the FDIC, as documented in a memorandum of understanding. The most significant provisions of the memorandum of understanding are as follows:

     . have and retain qualified management

     . maintain Tier 1 capital equal to or greater than 7%

     . reduce classified assets to specified levels by certain deadlines

     . maintain an adequate reserve for loan losses

     . obtain adequate and current documentation for all loans in the Bank's loan portfolio

     . periodically report these compliance matters to the FDIC

At December 31, 1993, the Bank was in compliance with the aforementioned requirements with respect to qualified management, capital maintenance, the adequacy of its reserve for loan losses, and reporting to the FDIC. In 1993, the Bank hired new personnel, developed new policies, and initiated new procedures to strengthen internal controls, including controls over loan documentation. Certain of these measures were not implemented as of year-end.

                            First Los Angeles Bank
                          Consolidated Balance Sheets
                                  (Unaudited)


(In thousands)
                                                             October 31,           October 31,
                                                                1995                  1994
                                                             ----------            -----------
Assets
     Cash and due from banks                               $     66,412          $     86,746
     Federal funds sold and securities purchased
         under resale agreements                                 36,000                   -
     Investment securities                                      186,018               200,052
     Securities available for sale                               48,782                57,194
     Loans                                                      483,608               636,131
     Less allowance for credit losses                           (20,398)              (27,950)
                                                            -----------           -----------
         Net loans                                              463,210               608,181
     Premises and equipment                                       5,270                 6,259
     Other real estate                                            3,227                 1,705
     Deferred tax asset                                           3,873                20,738
     Other assets                                                 9,775                 6,708
                                                            -----------           -----------
            Total assets                                   $    822,567          $    987,583
                                                            ===========           ===========
Liabilities
     Demand deposits                                       $    245,170          $    324,418
     Money market accounts                                      169,682               245,545
     Savings and interest checking deposits                     102,061               117,162
     Time deposits                                              216,311               173,856
                                                            -----------           -----------
         Total deposits                                         733,224               860,981
     Federal funds purchased and securities sold under
       under repurchase agreements                                4,135                43,963
     Other liabilities                                            8,973                 7,184
                                                            -----------           -----------
       Total liabilities                                        746,332               912,128

Shareholder's equity
     Common stock                                                 3,335                 3,335
     Aditional paid in capital                                   96,540                81,540
     Retained earnings (deficit)                                (22,668)               (6,962)
     Unrealized loss on securities available for sale              (972)               (2,458)
                                                            -----------           -----------
       Total shareholder's equity                                76,235                75,455
                                                            -----------           -----------
       Total liabilities and shareholder's equity          $    822,567          $    987,583
                                                            ===========           ===========

   See accompanying Notes to the Unaudited Consolidated Financial Statements

                            First Los Angeles Bank
                     Consolidated Statements of Operations
                                  (Unaudited)


                                                                        For the ten months ended October 31,
(In thousands, except per share amounts)                                      1995                  1994
                                                                         -----------           -----------
Interest Income
   Interest and fees on loans                                           $     44,110          $     42,203
   Interest on securities                                                     11,354                11,058
                                                                         -----------           -----------
           Total                                                              55,464                53,261

Interest Expense
   Interest on deposits                                                       17,883                14,394
   Interest on federal funds purchased and securities sold under
           repurchase agreements                                               4,314                 1,126
                                                                         -----------           -----------
           Total                                                              22,197                15,520

   Net interest income                                                        33,267                37,741
   Provision for credit losses                                                 7,725                19,500
                                                                         -----------           -----------
   Net interest income after provision for credit losses                      25,542                18,241

Noninterest Income
   Service charges on deposit accounts                                         1,333                 1,704
   Gain on sale of assets                                                         45                    35
   Loss on sale of securities                                                    --                   (457)
   All other income                                                            2,570                 2,626
                                                                         -----------           -----------
           Total                                                               3,948                 3,908

Noninterest Expense
   Salaries and employee benefits                                             11,413                11,370
   Occupancy                                                                   4,709                 4,387
   Furniture and equipment                                                     1,343                 1,214
   Other operating expense                                                    11,929                18,652
   ORE expense (income)                                                         (170)                5,289
                                                                         -----------           -----------
           Total                                                              29,224                40,912
                                                                         -----------           -----------
   Income (loss) before income taxes                                             266               (18,763)
   Income taxes (benefit)                                                        --                    --
                                                                         -----------           -----------
   Net income (loss)                                                    $        266          $    (18,763)
                                                                         ===========           ===========
   Net income (loss) per share                                          $       0.15          $     (11.26)
                                                                         ===========           ===========
   Shares used to compute income (loss) per share                              1,667                 1,667
                                                                         ===========           ===========

  See accompanying Notes to the Unaudited Consolidated Financial Statements.

                            First Los Angeles Bank
                     Consolidated Statements of Cash Flows
                                  (Unaudited)

                                                            For the ten months ended October 31,
                                                           --------------------------------------
(In thousands)                                                      1995               1994
-------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
   Net income (loss)                                          $       266        $   (18,763)
   Adjustment to net income (loss):
     Provision for credit losses                                    7,725             19,500
     Net (gain) loss on ORE                                          (170)             5,289
     Net (increase) decrease in trading securities                  -                  5,968
     Net (increase) decrease in deferred tax benefits              14,839             (2,026)
     Net increase in other liabilities (assets)                     1,606              9,248
     Other, net                                                       499               (999)
                                                              -----------        -----------
       Net cash provided by operating activities                   24,765             18,217
                                                              -----------        -----------
Cash Flows From Investing Activities
   Purchase of securities available for sale                        -                 (8,248)
   Sales and maturities of securities available for sale            7,850             37,028
   Maturities of investment securities                             11,495             88,784
   Purchase of investment securities                                -                (54,706)
   (Loan originations) and principal collections, net             111,249             56,440
   Proceeds from sales of ORE                                       -                 26,845
   Other, net                                                       -                  4,225
                                                              -----------        -----------
     Net cash provided by investing activities                    130,594            150,368
                                                              -----------        -----------
Cash Flows From Financing Activities
   Net increase (decrease) in federal funds purchased
     and securities sold under repurchase agreements              (49,250)            34,010
   Net decrease in deposits                                       (79,857)          (219,226)
   Other, net                                                       -                 (2,458)
                                                              -----------        -----------
     Net cash used in financing activities                       (129,107)          (187,674)
                                                              -----------        -----------
   Net increase (decrease) in cash and cash equivalents            26,252            (19,089)
   Cash and cash equivalents at beginning of year                  76,160            105,835
                                                              -----------        -----------
   Cash and cash equivalents at end of period                 $   102,412        $    86,746
=================================================================================================
Supplemental Disclosures of Cash Flow Information:
   Cash paid (received) during the year for:
     Interest                                                 $    55,465        $    15,520
   Non-cash Investing Activities:
     Transfers from (to) investment securities (to) from
       securities available for sale                                 -                90,199

   See accompanying Notes to the Unaudited Consolidated Financial Statements

Notes to the Unaudited Consolidated Financial Statements of First Los Angeles
Bank


1. The results of operations reflect the interim adjustments, all of which are of a normal recurring nature and which, in the opinion of management, are necessary for a fair presentation of the results of such interim periods. These unaudited financial statements should be read in conjunction with the audited financial statements for the years ended December 31, 1993 and 1994.

2. First Los Angeles Bank, (the Bank) adopted Statement of Financial Accounting Standard (SFAS) No. 115 effective January 1, 1994. Under SFAS 115 securities are classified as either trading, available for sale, or held to maturity. Because the Bank has the ability and intent to hold investment securities to maturity, investment securities are stated at cost, adjusted for amortization of premiums and accretion of discounts. Unrealized gains or losses on securities available for sale are excluded from earnings and reported as a net amount after taxes, in a separate component of shareholder's equity, until realized.

3. For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, federal funds sold and securities purchased under resale agreements, and do not include items with original maturities of over 90 days.

4. On August 17, 1995, San Paolo U.S. Holding Company, the parent of the Bank, entered into an agreement to sell the Bank to City National Bank for $85 million cash, subject to adjustment for certain conditions. The necessary regulatory approvals were received in November of 1995 and the acquisition was consummated on December 31, 1995 at the price of $85 million. Concurrent with the close of the acquisition, the Bank was merged into City National Bank.

             City National Corporation and First Los Angeles Bank
             Unaudited Pro Forma  Combined Statement of Operations
                     For the Year Ended December 31, 1995


                                                                                  First Los
($ in thousands, except per share amounts)                City National            Angeles           Pro Forma       City National
                                                           Historical            Historical         Adjustments        Pro Forma
                                                      ------------------      --------------      -------------    ---------------
Interest Income
---------------------------
Interest and fees on loans                            $          168,862      $       51,370      $      (6,956)   $       213,276

Interest on securities                                            39,704              14,241                383             54,328
Interest on federal funds sold and securities
     purchased under agreement to resell                           7,013                   0               (823)             6,190
Other interest income                                              2,015                   0                                 2,015
                                                      ------------------      --------------      -------------    ---------------
     Total interest income                                       217,594              65,611             (7,396)           275,809

Interest Expense
----------------
Interest on deposits                                              32,039              21,482               (615)            52,906
Interest on federal funds purchased and
 securities sold under agreement to repurchase                    17,855               2,274                                20,129
Interest on other borrowed funds                                   5,437                   0                                 5,437
                                                      ------------------      --------------      -------------    ---------------
     Total interest expense                                       55,331              23,756               (615)            78,472

Net interest income                                              162,263              41,855             (6,781)           197,337
Provision for credit losses                                            0              14,225                                14,225
                                                      ------------------      --------------      -------------    ---------------
Net interest income after provision for credit                   162,263              27,630             (6,781)           183,112
 losses

Noninterest Income
------------------
Service charges on deposits                                        8,073               1,612                                 9,685
Income from fiduciary activities                                   6,496                   0                                 6,496
Trading account income                                             8,779                   0                                 8,779
Gain (loss) on sales of securities                                  (596)                 45                                  (551)
Other income                                                      11,814               3,024                                14,838
                                                      ------------------      --------------      -------------    ---------------
     Total noninterest income                                     34,566               4,681                  0             39,247

Noninterest expense
-------------------
Salaries and benefits                                             65,375              15,199                                80,574
Occupancy and equipment                                            7,923               5,612             (2,940)            10,595
Professional                                                       8,836               3,127                                11,963
FDIC  insurance                                                    2,486               1,680                                 4,166
Data processing                                                    7,476               4,648                                12,124
Amortization of intangibles                                            0                   0              1,777              1,777
Other expense                                                     25,980               9,122               (532)            34,570
                                                      ------------------      --------------      -------------    ---------------
     Total noninterest expense                                   118,076              39,388             (1,695)           155,769
                                                      ------------------      --------------      -------------    ---------------

Income (loss) before taxes                                        78,753              (7,077)            (5,086)            66,590
Income taxes (benefit)                                            29,961                   0                  0             29,961
                                                      ------------------      --------------      -------------    ---------------

Net income (loss)                                     $           48,792      $       (7,077)     $      (5,086)   $        36,629
                                                      ==================      ==============      =============    ===============

Weighted average shares outstanding                               45,886                                                    45,886
                                                      ==================                                           ===============
Earnings per share                                    $             1.06                                           $          0.80
                                                      ==================                                           ===============

  See accompanying notes to unaudited pro forma combined financial statements



               Notes to Unaudited Pro Forma Financial Statements


1. The pro forma information presented is not necessarily indicative of the results of operations that would have resulted had the First Los Angeles (First
LA) merger been consummated at the beginning of the period indicated, nor is it necessarily indicative of the results of operations of future periods. The pro forma financial statements give effect to the First LA merger as if it had occurred on January 1, 1995.

On December 31, 1995 City National Bank (the Bank), a wholly owned subsidiary of City National Corporation (the Corporation), purchased all the outstanding stock of First LA, which was immediately merged into the Bank. The business combination was accounted for as a purchase transaction. Consequently the assets and liabilities of First LA were consolidated, at market value, with those of the Corporation as of December 31, 1995, but the results of operations of First LA were not consolidated with those of the Corporation for the year ended December 31, 1995. Since the December 31, 1995 Consolidated Balance Sheet of the Corporation reflects the acquisition of First LA, a pro forma balance sheet at December 31, 1995 is not included.

The pro forma combined statement of operations does not give effect to any anticipated cost savings in connection with the First LA acquisition. Cost savings are expected to be realized through the consolidation of certain branches, reductions in staff, and the consolidation of data processing and certain other back-office operations. The extent to which cost savings will be achieved is dependent upon various factors, some of which are beyond the control of the Corporation, including economic conditions, the regulatory environment, unanticipated changes in business conditions and inflation.

2. The Bank purchased all the outstanding stock of First LA for a total consideration of $85 million. Concurrent with the completion of the acquisition, First LA sold $71.5 million of loans to its former parent.

3. The pro forma adjustments include purchase accounting adjustments to reflect the fair value of assets acquired, (including reversals of $17.2 million of First LA's valuation allowance for deferred tax assets), and liabilities assumed, the elimination of First LA's shareholders' equity and the recording of $12.6 million of core deposit intangibles in accordance with the purchase method of accounting. The adjustments are based on the information available at December 31, 1995. After adding the effect of the estimated fair value adjustments of $15.4 million to the historical net tangible assets of $69.6 million acquired from First LA, there remained no additional cost in excess of net assets acquired (goodwill).

Additional pro forma adjustments are included in the statement of operations to give effect to the sale of loans described in Note 2 above, as if they had occurred on January 1, 1995.


4. The City National pro forma weighted average number of shares outstanding for the year ended December 31, 1995 are the same as the actual weighted average shares for that period because the acquisition was paid for entirely in cash.